CONFIDENTIAL TREATMENT REQUESTED                                    EXHIBIT 10.8


CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 24(B)(2) OF THE SECURITIES AND EXCHANGE ACT OF 1934. CONFIDENTIAL TREATMENT REQUESTED IS REQUESTED AND IS NOTED WITH "[CONFIDENTIAL TREATMENT REQUESTED]." AN UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN PREVIOUSLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

                        AMENDMENT TO PATENT AND KNOW-HOW
                             ASSIGNMENT AND LICENSE
                                OPTION AGREEMENT
                                  BY AND AMONG
                             THE SCHOOL OF PHARMACY,
                              UNIVERSITY OF LONDON
                                       AND
                              SOMANTA INCORPORATED
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                                                CONFIDENTIAL TREATMENT REQUESTED


                                                    The School of Pharmacy,
                                                    University of London
                                                    29-39 Brunswick Square,
                                                    London WC1N 1AX
Somanta Incorporated
80 Harley Street
London W1G 7HL England                                    21st September 2005

Dear Aga,

         Re:      Prodrax patent [CONFIDENTIAL TREATMENT REQUESTED]

The School of Pharmacy, as owner of the "Prodrax patent" as described above, wishes to assign the rights in this patent to Somanta. As discussed in our meeting on Friday 16th September, assignment is made on the basis of the terms outlined in the "Patent and know-how assignment and license option agreement" dated 16th March 2004 between the School of Pharmacy and Somantis Limited. In addition, Somanta agrees to the following:

         o Assignment of the patent back to the School of Pharmacy should the proposed merger and subsequent financing of Somanta fail to occur. Somanta hereby agrees to re-assignment of the Prodrax patent to the School of Pharmacy in the case that Somanta fails to raise a minimum of $10 million by December 31, 2005.

         o That the lead inventor, Professor Laurence Patterson, and/or researchers at the School of Pharmacy retain rights to perform non-commercial research using the invention described in the patent and to publish the results thereof;

         o That Somanta will use its best efforts to reach a research and development agreement with the lead inventor to progress the invention;

         o Payment of a [CONFIDENTIAL TREATMENT REQUESTED] royalty on Net Sales (as described below) of any product covered by the Prodrax patent worldwide.

Definition of Net Sales
-----------------------

For product incorporating the invention covered by the Prodrax patent sold by Somanta, its inheritors in title, or a Sub-license Net Sales shall mean the amounts actually collected for sales of products to a Third Party trade purchaser (the "Customer") by Somanta or its Affiliates, less the following items to the extent they are paid or allowed and included in the invoice price:

(i)      quantity, trade and/or cash discounts actually granted;

(ii) amounts repaid or credited and allowances including cash, credit or free goods allowances, given by reason of charge-backs, retroactive price or billing errors and rebates (including government-mandated rebates);

(iii) amounts refunded or credited for Products which were rejected or damaged;

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                                                CONFIDENTIAL TREATMENT REQUESTED


(iv) freight, shipment and insurance costs incurred in transporting Products to Customers; and

(v) taxes, tariffs, customers duties and surcharges and other governmental charges incurred in connection with the sale, exportation or importation of Products.

Should a product be sold in a combination package containing therapeutically active materials in addition to a product, "Net Sales", for the purpose of determining payments due to the School of Pharmacy on a product within that combination package, shall be calculated as follows:

Net Sales of combination package x A/(A+B)

Where:

"A" is the net selling price, during the period in question to which the payments refers, of a product sold separately; and

"B" is the aggregate of the net selling prices, during the payment period in question, of the other therapeutically active materials sold separately.

In the event that a product is sold in the form of a combination package containing one or more therapeutically active materials in addition to a product and one or more of those therapeutically active materials is not sold separately, then the parties shall negotiate in good faith and agree on an appropriate royalty adjustment to reflect the relative significance (based on reasonable fair market value) of the Product compared to the other pharmaceutically active material(s) in the combination package.

Please sign below by way of agreement to these terms of assignment, subject to the approval of the Board of Directors of Somanta Incorporated, or its successor and assigns.

The parties acknowledge and agree that the Research Collaboration Agreement dated March 31, 2004 between the School of Pharmacy and Somanta Limited (formerly Somantis Limited) has been previously terminated and is of no further force or effect. In addition, the School of Pharmacy acknowledges and agrees that the Patent and know-how assignment and license option agreement dated March 16, 2004 between the School of Pharmacy and Somanta Limited (the "Option Agreement") has been assigned by Somanta Limited to Somanta Incorporated, a Delaware corporation, in accordance with Section 9.3.2 of the Option Agreement.

Somanta Incorporated hereby undertakes to be bound by and perform the obligations of Somanta Limited under the Option Agreement as supplemented by this letter agreement.

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                                                CONFIDENTIAL TREATMENT REQUESTED



Signature:        illegible
          -----------------------------------

Date:    21/9/05
     ----------------------------------------



Yours faithfully,

/s/ BILL LINDSAY

Bill Lindsay
Business Development Manager, The School of Pharmacy

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